UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*	On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “Appointment of Additional Independent Directors; Formation of Board Committees” and “Appointment of Chief Restructuring Officer” is hereby incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Additional Independent Directors; Formation of Board Committees

On June 20, 2022, the Board of Directors (the “Board”) of GWG Holdings, Inc. (the “Company”) duly appointed two new independent directors to the Board, Anthony R. Horton and Jeffrey S. Stein, in accordance with the Company’s Amended and Restated Bylaws. Each of Mr. Horton and Mr. Stein have substantial experience serving as directors of entities that are in proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), such as the voluntary cases (the “Chapter 11 Cases”) filed by the Company and certain of its subsidiaries (the “Debtors”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Mr. Horton was appointed to serve as a Class III director and Mr. Stein was appointed to serve as a Class I director. There are no arrangements or understandings between either Mr. Horton or Mr. Stein and any other person pursuant to which they were appointed to the Board, other than the agreements between the Company and Messrs. Horton and Stein described in this Current Report on Form 8-K. Neither Mr. Horton nor Mr. Stein has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

In connection with their appointment to the Board, each of Messrs. Horton and Stein entered into an Independent Director Agreement with the Company. The Independent Director Agreements have a term expiring upon the earlier of (i) the effective date of a plan of reorganization for the Debtors pursuant to the Bankruptcy Code that has been filed and confirmed with the Bankruptcy Court and (ii) the dismissal of the Chapter 11 Cases (the “Expiration Date”). Messrs. Horton and Stein shall be entitled to cash payments of $35,000 per month during the term of their respective Independent Director Agreement, prorated for partial month service; provided, that each of Messrs. Horton and Stein shall be entitled to a minimum of $210,000 in aggregate fees from the Company during the term of their respective Independent Director Agreement; and provided further, that Mr. Stein shall not be entitled to compensation for service as an independent director while he is serving as Chief Restructuring Officer of the Company, as described below. Messrs. Horton and Stein are also entitled to reimbursement for reasonable business related expenses incurred in good faith in the performance of their duties for the Company.

The Independent Director Agreements include indemnification, contribution and expense advancement provisions that are customary for agreements of this nature. The indemnification, contribution and expense advancement benefits provided under the Independent Director Agreements are in addition to the indemnification and expense advancement provisions provided for in the Company’s Certificate of Incorporation and Amended and Restated Bylaws. The foregoing description of the Independent Director Agreements is qualified in its entirety by the terms of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

In connection with their appointment as independent directors, Messrs. Horton and Stein each were appointed to two newly created committees of the Board, the Investigations Committee and the Special Committee. David F. Chavenson, an existing independent director, was also appointed to the Special Committee.

The Investigations Committee has the exclusive authority of the Board to (i) investigate any transaction, group of related transactions or other relationship (each a “Transaction”) between the Company or any of its subsidiaries and any third party that occurred at any point prior to the filing of the Chapter 11 Cases; (ii) prepare a report regarding the results of its investigation to be provided to the full Board, including its conclusions regarding whether any potential claims or causes of action should be brought regarding any Transaction; (iii) engage advisors, including outside legal counsel selected by the Investigations Committee, to assist the Investigations Committee in discharging its duties; and (iv) bring any claims or causes of action regarding any Transaction described in its report with outside legal counsel engaged by the Investigations Committee.

The Special Committee has the exclusive authority of the Board to (i) adopt any new compensation arrangements for officers of the Company in connection with the Chapter 11 Cases (a “Key Employee Plan”); (ii) evaluate the terms and conditions of the Shared Services Agreement, dated as of May 27, 2020 and effective as of January 1, 2020, between the Company and The Beneficient Company Group, L.P. (together with its subsidiaries, “Ben”) (the “Shared Services Agreement”), and the performance by the Company and Ben thereunder, relating to the period following the commencement of the Chapter 11 Cases, and any actions that may or should be taken by the Company with respect to the amendment or termination of the Shared Services Agreement and, with legal counsel engaged by the Company, the assertion of any claim or cause of action thereunder, and to prosecute and settle any such claim or cause of action; (iii) evaluate the terms and conditions of any transaction between the Company or any of its subsidiaries and any officer or director of the Company (other than the Independent Director Agreements of the Consulting Agreement (as defined below)) that presents an actual or potential conflict of interest between the Company and such officer or director (a “Potential Conflict Transaction”); and (iv) exercise general oversight of all proceedings and activities of the Company related to any Key Employee Plan, the Shared Services Agreement and any Potential Conflict Transaction.

The Special Committee also has the authority to (the following being referred to as the “Special Committee Chapter 11 Actions”) (i) evaluate the terms and conditions of (a) any debt financing proposal to be submitted to the Bankruptcy Court for approval in connection with the Chapter 11 Cases, or (b) the sale of all or a portion of the Company’s and its subsidiaries’ portfolio of life insurance policies or the sale of any of its other assets, including a sale of all or substantially all of the Company’s interests in Ben; and (ii) evaluate the terms and conditions of any plan of reorganization to be submitted by the Debtors to the Bankruptcy Court for confirmation. Any action by the Board to approve any agreement or instrument effecting any Special Committee Chapter 11 Action shall require that the Special Committee, by unanimous vote of all of its members, shall not have objected to any such agreement or instrument. The Special Committee also shall have the authority to evaluate the terms and conditions of any proposed transaction by Ben or FOXO Technologies, Inc. to become a public company by merger with a special acquisition corporation and report its findings, including any recommendation, to the Board.

Resignation of Peter T. Cangany, Jr.

Immediately prior to the appointment of Messrs. Horton and Stein as independent directors of the Board on June 20, 2022, Peter T. Cangany, Jr. resigned as a director of the Company. Mr. Cangany informed the Board that his resignation was to address any perceived conflicts by his service on the Board and his service on the board of directors of the general partner of Ben. The Company believes that eliminating any perceived conflicts will assist Ben in continuing to implement its business plan, thereby enhancing the value of the Company’s investments in Ben. The resignation of Mr. Cangany was not due to any disagreement with the Company known to an executive officer of the Company on any matter relating to the operations, policies or practices of the Company.

Appointment of Chief Restructuring Officer

On June 20, 2022, the Board also appointed Mr. Stein, age 52, as the Company’s Chief Restructuring Officer, to report to the Board and Murray T. Holland, Chairman, President and Chief Executive Officer of the Company. In connection with the appointment of Mr. Stein as the Chief Restructuring Officer, the Company and Mr. Stein entered into a Consulting Agreement, dated as of June 1, 2022 (the “Consulting Agreement”). The Consulting Agreement may be terminated by either party upon 30 days’ prior written notice.

Mr. Stein is Founder and Managing Partner of Stein & Holly Inc., a financial advisory firm that provides consulting services to public and private companies and institutional investors. Previously, Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations equity asset management firm. From January 2003 through December 2009, Mr. Stein served as Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002, Mr. Stein served as Co-Director of Research at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations equity asset classes. From September 1991 to August 1995, Mr. Stein was an Associate and Assistant Vice President at Shearson Lehman Brothers in the Capital Preservation& Restructuring Group. Mr. Stein currently serves as a director on the board of Ambac Financial Group, Inc., where he serves as Chairman, and as a board observer on the board of TORM plc. Mr. Stein previously served as a director on the boards of Intelsat Connect Finance S.A., NMC Health plc, Westmoreland Coal Company and Dynegy Inc. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.

Pursuant to the terms of the Consulting Agreement, Mr. Stein, in his capacity as Chief Restructuring Officer, has been engaged to, among other things, (i) review the financial and operational details of the Company to be able to assist in the formulation of a restructuring plan; (ii) assist in formulating and developing with the Board the Company’s refinancing/restructuring options that are intended to be value accretive to the Company and maximize the value of the Company’s assets for the benefit of the Company’s stakeholders; (iii) assess options to optimize the Company’s capital structure; (iv) manage and implement the restructuring plan(s) of the Company and its subsidiaries; (v) explore, assess, and recommend asset acquisition(s), disposition(s), merger(s) or other strategic transaction(s); (vi) upon consultation with and approval of the Board or of the applicable committee of the Board, as the case may be, communicate and/or negotiate with outside constituents, including, but not limited to, the Official Bondholders Committee and lenders to the Company’s subsidiaries; (vii) review and analyze any revised business plan(s), including financial and operating budgets, provided by Company management and the Company’s advisors; (viii) assess employee compensation matters, including the development and implementation of any key employee incentive or retention program(s); and (ix) review the Company’s business reporting systems and recommend changes, if appropriate, to improve effectiveness.

During the term of the Consulting Agreement, Mr. Stein will receive a monthly consulting fee of $100,000, which shall be prorated for partial months; provided, however, that Mr. Stein shall be entitled to receive a minimum of $600,000 in aggregate consulting fees pursuant to the Consulting Agreement. In addition, Mr. Stein will be entitled to a success bonus of $1,250,000 upon the completion of any “Success Event,” which is the confirmation of a Chapter 11 plan of reorganization pursuant to section 1129 of the Bankruptcy Code, or a sale pursuant to Section 363 of the Bankruptcy Code, that involves substantially all of the assets of the Company and its subsidiaries and restructures or otherwise resolves all or substantially all of the indebtedness of the Company and its subsidiaries or otherwise restructures or changes the ownership of the Company. Mr. Stein is also entitled to reimbursement for reasonable business expenses necessary or appropriate to carry out his duties as Chief Restructuring Officer. As disclosed above, Mr. Stein will not be entitled to any fees for serving as a director of the Company while he is serving as Chief Restructuring Officer. In addition, Mr. Stein is not eligible to participate in any health, welfare, retirement, or other benefit plans or policies offered by the Company to its employees.

The foregoing description of the Consulting Agreement is qualified in its entirety by the terms of such agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Bankruptcy Court Approval

While Mr. Horton and Mr. Stein have been duly appointed as directors of the Company as of June 20, 2022, the compensation and other terms of the engagements of Messrs. Horton and Stein are subject to approval by the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement, dated June 2, 2022, between Anthony R. Horton and the Company
10.2	Independent Director Agreement, dated June 14, 2022, between Jeffrey S. Stein and the Company
10.3	Consulting Agreement, dated as of June 1, 2022, between the Company and Jeffrey S. Stein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: June 24, 2022	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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